Exhibit 5

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

September 22, 2010

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin  53202

RE:

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation (the “Corporation”), in connection with the registration of up to $20,000,000 of Deferred Compensation Obligations (the “Obligations”), which represent unsecured obligations of the Corporation to pay deferred compensation in the future in accordance with the terms of the Marshall & Ilsley Corporation 2005 Executive Deferred Compensation Plan (the “Plan”), as described in the Corporation’s Prospectus relating to the Plan (the “Prospectus”).  In accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the Corporation has prepared and will file a Registration Statement on Form S-8 (the “Registration Statement”) with the SEC on or about September 22, 2010.

In our capacity as counsel to the Corporation in connection with the issuance of the Obligations, we have examined:  (1) the Registration Statement; (2) the Plan and the related Prospectus; (3) the Restated Articles of Incorporation, as amended, and the Amended and Restated By-Laws of the Corporation; (4) certain resolutions of the Corporation’s Board of Directors; and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when issued in accordance with the terms of the Plan, the Obligations will be valid and binding obligations of the Corporation, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting enforcement of creditors’ remedies or by general principles of equity.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WI, WASHINGTON DC, AND SHANGHAI PRC

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS

Marshall & Ilsley Corporation

September 22, 2010

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.